Exhibit 10.14

EXCHANGEABLE SHARE SUPPORT AGREEMENT

THIS EXCHANGEABLE SHARE SUPPORT AGREEMENT made as of ______________________ among D-Wave Quantum Inc., a corporation existing under the laws of the State of Delaware (“D-Wave Quantum”), DWSI Canada Holdings ULC, an unlimited liability company existing under the laws British Columbia (“CallCo”) and D-Wave Quantum Technologies Inc., a company existing under the laws of British Columbia (“ExchangeCo”).

RECITALS:

A.

In connection with a transaction agreement (the “Transaction Agreement”) dated February 7, 2022 between DPCM Capital, Inc., DWSI Holdings Inc., D-Wave Quantum, CallCo, ExchangeCo and D-Wave Systems Inc. (the “Company”), ExchangeCo is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common and preferred shares of the Company pursuant to an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”) on the terms and conditions set out in the Plan of Arrangement.

B.

Pursuant to the Transaction Agreement, and as a step in the Plan of Arrangement, D-Wave Quantum, CallCo and ExchangeCo are required to enter into an exchangeable share support agreement (this “Agreement”).

C.	In connection with the Plan of Arrangement, it is necessary and advisable to provide D-Wave Quantum and CallCo with the rights herein with respect to the Exchangeable Shares.

In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of ExchangeCo and attached hereto as Exhibit A.

1.2 Interpretation Not Affected by Headings. The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3 Number and Gender. In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4 Date of any Action. If the date on which any action is required to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5 Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

ARTICLE 2

COVENANTS OF D-WAVE QUANTUM AND EXCHANGECO

2.1 Covenants Regarding Exchangeable Shares. So long as any Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding, D-Wave Quantum shall:

(a)	not take any action that will result in the declaration or payment of any dividend or make any other distribution on the D-Wave Quantum Shares unless:

(i)

ExchangeCo shall (A) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), (B) in the case of a cash dividend or other distribution, receive sufficient money or other assets from D-Wave Quantum (through any intermediary entities) to enable the due declaration and the due and punctual payment, in accordance with applicable law and the Exchangeable Share Provisions, of any such Equivalent Dividend, and (C) in the case of a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares, have sufficient authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law and the Exchangeable Share Provisions, of any such Equivalent Dividend; provided however, for the avoidance of doubt, that in no event may ExchangeCo elect to effect a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares in the form of cash or property other than stock or shares; or

(ii)

if the board of directors of ExchangeCo so chooses, in its sole discretion, as an alternative to taking any of the actions described in (i), ExchangeCo shall adjust the Exchangeable Share Exchange Ratio in accordance with the Exchangeable Share Provisions, provided however that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the board of directors of ExchangeCo determines in good faith and in its sole discretion that ExchangeCo would be liable for any unrecoverable tax as a result of taking any of the actions described in (i), and determines to adjust the Exchangeable Share Exchange Ratio in lieu of taking any such action;

(b)

advise ExchangeCo sufficiently in advance of the declaration by D-Wave Quantum of any dividend or other distribution on the D-Wave Quantum Shares and take all such other actions as are reasonably necessary or desirable, in co-operation with ExchangeCo, to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the D-Wave Quantum Shares;

(c)	ensure that the record date for any dividend or other distribution declared on the D-Wave Quantum Shares is not less than 10 Business Days after the declaration date of such dividend or declaration;

(d)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to deliver or cause to be delivered D-Wave Quantum Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections [27.5], [27.6] or [27.7], as the case may be, of the Exchangeable Share Provisions;

(e)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Trustee, in accordance with applicable law, to perform its obligations under the Voting and Exchange Trust Agreement, including, without limitation, all such actions and all such things as are reasonably necessary or desirable to enable and permit the Trustee in its capacity as trustee under the Voting and Exchange Trust Agreement to exercise such number of votes in respect of a D-Wave Quantum Meeting (as such term is defined in the Voting and Exchange Trust Agreement) as is equal to the aggregate number of Exchangeable Shares outstanding at the relevant time (other than those held by D-Wave Quantum and its affiliates) multiplied by the Exchangeable Share Exchange Ratio;

(f)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit D-Wave Quantum or CallCo, as the case may be, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit D-Wave Quantum or CallCo, as the case may be, to deliver or cause to be delivered D-Wave Quantum Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be;

(g)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit D-Wave Quantum, in accordance with applicable law, to perform its obligations in connection with a Retraction Request pursuant to Section [27.6] of the Exchangeable Share Provisions and the redemption by ExchangeCo pursuant to Section [27.7] of the Exchangeable Share Provisions, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit D-Wave Quantum to deliver or cause to be delivered D-Wave Quantum Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections [27.6] or [27.7] of the Exchangeable Share Provisions; and

(h)

not exercise its vote as a shareholder of ExchangeCo to initiate the voluntary liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, without the prior approval of the holders of the Exchangeable Shares in accordance with the Exchangeable Share Provisions as long as any Exchangeable Shares are outstanding.

2.2 Segregation of Funds. D-Wave Quantum will cause ExchangeCo to deposit a sufficient amount of funds in a separate account of ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable ExchangeCo to pay or otherwise satisfy its obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, in each case once such amounts become payable under the terms of this Agreement or the Exchangeable Share Provisions. Once such amounts become payable, D-Wave Quantum will transfer such funds to ExchangeCo (through any intermediary entities) and ExchangeCo will use such funds, assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3 Reservation of D-Wave Quantum Shares. D-Wave Quantum hereby represents, warrants and covenants in favour of ExchangeCo and CallCo that D-Wave Quantum has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of D-Wave Quantum Shares (or other shares or securities into which D-Wave Quantum Shares may be reclassified or changed as contemplated by Section 2.7):

(a)

as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time multiplied by the Exchangeable Share Exchange Ratio, and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time multiplied by the Exchangeable Share Exchange Ratio; and

(b)

as are now and may hereafter be required to enable and permit each of D-Wave Quantum, CallCo and ExchangeCo to meet its obligations under the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions and any other security or commitment relating to the Arrangement pursuant to which D-Wave Quantum may now or hereafter be required to issue or cause to be issued D-Wave Quantum Shares.

2.4 Notification of Certain Events. In order to assist D-Wave Quantum to comply with its obligations hereunder and to permit D-Wave Quantum or CallCo to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the

Redemption Call Right, as applicable, ExchangeCo shall notify D-Wave Quantum and CallCo of each of the following events at the time set forth below:

(a)

in the event of any determination by the board of directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly upon the earlier of (i) receipt by ExchangeCo of notice of, and (ii) ExchangeCo otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by ExchangeCo of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)

as soon as practicable upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement); and

(f)	promptly, upon receiving notice of a Change of Law.

2.5 Delivery of D-Wave Quantum Shares. Upon notice from CallCo or ExchangeCo of any event that requires CallCo or ExchangeCo to deliver or cause to be delivered D-Wave Quantum Shares to any holder of Exchangeable Shares, D-Wave Quantum shall forthwith issue and deliver or cause to be delivered the requisite number of D-Wave Quantum Shares for the benefit of CallCo or ExchangeCo, as appropriate, and CallCo or ExchangeCo, as the case may be, shall forthwith cause to be delivered the requisite number of D-Wave Quantum Shares to be received by or for the benefit of the former holder of the surrendered Exchangeable Shares. All such D-Wave Quantum Shares shall be duly authorized and validly issued as fully paid, non-assessable, free of preemptive rights and shall be free and clear of any lien, claim or encumbrance.

2.6 Qualification of D-Wave Quantum Shares.

(1)

D-Wave Quantum covenants and agrees that it shall use its commercially reasonable efforts to (a) file a registration statement (the “Registration Statement”) on Form S-1 (or any successor form) under the U.S. Securities Act of 1933, as amended (the “1933 Act”) to register any and all of the D-Wave Quantum Shares to be issued or delivered to holders of the Exchangeable Shares by D-Wave Quantum or CallCo (including, for greater certainty, pursuant to the Exchange Right, as that term is defined in the Exchange and Voting Trust Agreement, or the Automatic Exchange Right), (b) cause the Registration Statement to become effective as promptly as reasonably practicable after the time that any Exchangeable Shares are first issued (and in any event no later than the earlier of (i)

the 60th calendar day (or if the Securities and Exchange Commission (the “Commission”) notifies D-Wave Quantum that it will “review” the Registration Statement, 90th calendar day) following the date on which any Exchangeable Shares are first issued, and (ii) the 5th Business Day after the date D-Wave Quantum is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review), and (c) cause the Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding. Without limiting the generality of the foregoing, D-Wave Quantum and CallCo each covenant and agree that it will take all such actions and do all such things as are reasonably necessary or desirable to make such filings and seek such regulatory consents and approvals as are necessary so that the D-Wave Quantum Shares to be issued or delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities laws, and applicable securities laws in Canada and will use commercially reasonable efforts to ensure that the D-Wave Quantum Shares will not be subject to any hold period as contemplated by Rule 144 under the 1933 Act or subject to any “hold period” resale restriction under National Instrument 45-102 Resale of Securities. D-Wave Quantum will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all D-Wave Quantum Shares to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding D-Wave Quantum Shares have been listed by D-Wave Quantum and remain listed and are quoted or posted for trading at such time.

(2)

Notwithstanding any other provision of the Exchangeable Share Provisions, or any term of this Agreement, the Voting and Exchange Trust Agreement or the Plan of Arrangement, no D-Wave Quantum Shares shall be issued (and D-Wave Quantum will not be required to issue any D-Wave Quantum Shares) in connection with any liquidation, dissolution or winding-up of ExchangeCo, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of D-Wave Quantum Shares would not be permitted by applicable laws.

2.7 Economic Equivalence.

(1)	So long as any Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding:

(a)

D-Wave Quantum shall not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section [27.10(b)] of the Exchangeable Share Provisions:

(i)

issue or distribute D-Wave Quantum Shares (or securities exchangeable for or convertible into or carrying rights to acquire D-Wave Quantum Shares) to the holders of all or substantially all of the then outstanding D-Wave Quantum Shares by way of stock or share dividend or other distribution, other than an issue of D-Wave Quantum Shares (or securities exchangeable for or convertible into or carrying rights to acquire D-Wave Quantum Shares) to holders of D-Wave Quantum Shares (A) who exercise an option to receive dividends in D-Wave Quantum Shares (or securities exchangeable for or convertible into or carrying rights to acquire D-Wave Quantum Shares) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement; or

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding D-Wave Quantum Shares entitling them to subscribe for or to purchase D-Wave Quantum Shares (or securities exchangeable for or convertible into or carrying rights to acquire D-Wave Quantum Shares); or

(iii)

issue or distribute to the holders of all or substantially all of the then outstanding D-Wave Quantum Shares (A) shares or securities of D-Wave Quantum of any class other than D-Wave Quantum Shares (or securities convertible into or exchangeable for or carrying rights to acquire D-Wave Quantum Shares), (B) rights, options, warrants or other assets other than those referred to in Section 2.7(1)(a)(ii), (C) evidence of indebtedness of D-Wave Quantum or (D) assets of D-Wave Quantum;

unless, in each case, ExchangeCo issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares including, without limitation, an adjustment to the Exchangeable Share Exchange Ratio in accordance with the terms of the Exchangeable Share Provisions; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by D-Wave Quantum in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Transaction Agreement and the Plan of Arrangement.

(b)

D-Wave Quantum shall not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section [27.10(b)] of the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding D-Wave Quantum Shares into a greater number of D-Wave Quantum Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding D-Wave Quantum Shares into a lesser number of D-Wave Quantum Shares; or

(iii)	reclassify or otherwise change the D-Wave Quantum Shares or effect an amalgamation, merger, reorganization or other transaction affecting the D-Wave Quantum Shares;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by D-Wave Quantum in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Transaction Agreement and the Plan of Arrangement.

(c)	D-Wave Quantum shall ensure that the record date for any event referred to in Section 2.7(1)(a) or Section 2.7(1)(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by D-Wave Quantum (with contemporaneous notification thereof by D-Wave Quantum to ExchangeCo).

(2)

The board of directors of ExchangeCo shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of may determine), “economic equivalence” for the purposes of any event referred to in Section 2.7(1)(a) or Section 2.7(1)(b) and each such determination shall be conclusive and binding on D-Wave Quantum. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of ExchangeCo to be relevant, be considered by the board of directors of ExchangeCo:

(a)

in the case of any stock or share dividend or other distribution payable in D-Wave Quantum Shares, the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of D-Wave Quantum Shares previously outstanding;

(b)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase D-Wave Quantum Shares (or securities exchangeable for or convertible into or carrying rights to acquire D-Wave Quantum Shares), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each D-Wave Quantum Share and the Current Market Price of a D-Wave Quantum Share, the price volatility of the D-Wave Quantum Shares and the terms of any such instrument;

(c)

in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of D-Wave Quantum of any class other than D-Wave Quantum Shares, any rights, options or warrants other than those referred to in Section 2.7(2)(b), any evidences of indebtedness of D-Wave Quantum or any assets of D-Wave Quantum), the relationship between the fair market value (as determined by the board of directors of ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding D-Wave Quantum Share and the Current Market Price of a D-Wave Quantum Share;

(d)

in the case of any subdivision, redivision or change of the then outstanding D-Wave Quantum Shares into a greater number of D-Wave Quantum Shares or the reduction, combination, consolidation or change of the then outstanding D-Wave Quantum Shares into a lesser number of D-Wave Quantum Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting D-Wave Quantum Shares, the effect thereof upon the then outstanding D-Wave Quantum Shares; and

(e)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of D-Wave Quantum Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(3)

ExchangeCo agrees that, to the extent required, upon due notice from D-Wave Quantum, ExchangeCo shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by ExchangeCo, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the D-Wave Quantum Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8 Tender Offers. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to D-Wave Quantum Shares (an “Offer”) is proposed by D-Wave Quantum or is proposed to D-Wave Quantum or its shareholders and is recommended by the board of directors of D-Wave Quantum, or is otherwise effected or to be effected with the consent or approval of the board of directors of D-Wave Quantum, and the Exchangeable Shares are not redeemed by ExchangeCo or purchased by D-Wave Quantum or CallCo pursuant to the Redemption Call Right, D-Wave Quantum and ExchangeCo will use reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than D-Wave Quantum and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of D-Wave Quantum Shares, without discrimination. Without limiting the generality of the foregoing, D-Wave Quantum and ExchangeCo will use reasonable efforts in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of ExchangeCo to redeem, or D-Wave Quantum or CallCo to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a D-Wave Quantum Extraordinary Transaction.

2.9 D-Wave Quantum and Affiliates Not to Vote Exchangeable Shares. Each of D-Wave Quantum and CallCo covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of D-Wave Quantum and CallCo further covenants and agrees that it shall not, and shall cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (British Columbia) (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares; provided however, for further clarity, that this Section 2.9 shall not in any way restrict the right of D-Wave Quantum or any of its affiliates to vote their common shares of ExchangeCo in accordance with the articles of ExchangeCo.

2.10 Ordinary Market Purchases. For greater certainty, nothing contained in this Agreement, including, without limitation, the obligations of D-Wave Quantum contained in Section 2.8, shall limit the ability of D-Wave Quantum (or any of its affiliates) to make ordinary market or other voluntary purchases of D-Wave Quantum Shares, including by private agreement, in accordance with applicable laws and regulatory or stock exchange requirements.

2.11 Ownership of Outstanding Shares. Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with

Section [27.10(b)] of the Exchangeable Share Provisions, D-Wave Quantum covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding, D-Wave Quantum will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of ExchangeCo and CallCo. Notwithstanding the foregoing, D-Wave Quantum shall not be in violation of this Section 2.11 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of D-Wave Quantum or the D-Wave Quantum Shares pursuant to any merger or similar transaction involving D-Wave Quantum pursuant to which D-Wave Quantum is not the surviving corporation.

2.12 Reimbursement by D-Wave Quantum. D-Wave Quantum shall reimburse ExchangeCo for, and indemnify and hold ExchangeCo harmless against, any expense or liability incurred by ExchangeCo with respect to the Exchangeable Shares.

ARTICLE 3

D-WAVE QUANTUM SUCCESSORS

3.1 Certain Requirements in Respect of Combination, etc. Subject to Section [27.7] of the Exchangeable Share Provisions and Article 4 hereof with respect to a D-Wave Quantum Extraordinary Transaction, so long as any Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding, D-Wave Quantum shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, business combination, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation or merger or combination, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)

such other person or continuing corporation (the “D-Wave Quantum Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the D-Wave Quantum Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such D-Wave Quantum Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of D-Wave Quantum under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as to preserve and not to impair any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2 Vesting of Powers in Successor. Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the D-Wave Quantum Successor and such other person that may then be the issuer of the D-Wave Quantum Shares shall possess and from time to time may exercise each and every right and power of D-Wave Quantum under this Agreement in the name of D-Wave Quantum or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of D-Wave Quantum or any officers of D-Wave Quantum may be done and performed with like force and effect by the directors or officers of such D-Wave Quantum Successor.

3.3 Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing (a) the amalgamation, merger or combination of any wholly-owned direct or indirect subsidiary of D-Wave Quantum (other than ExchangeCo or CallCo) with or into D-Wave Quantum, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of D-Wave Quantum (other than ExchangeCo or CallCo), provided that all of the assets of such subsidiary are transferred to D-Wave Quantum or another wholly-owned direct or indirect subsidiary of D-Wave Quantum, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of D-Wave Quantum (other than ExchangeCo or CallCo) among the shareholders of such subsidiary for the purpose of winding up its affairs, and (d) any such transactions are expressly permitted by this Article 3.

3.4 Successorship Transaction. Notwithstanding the foregoing provisions of this Article 3, in the event of a D-Wave Quantum Extraordinary Transaction:

(a)

in which D-Wave Quantum merges, combines or amalgamates with, or in which all or substantially all of the then outstanding D-Wave Quantum Shares are acquired by, one or more other corporations to which D-Wave Quantum is, immediately before such merger, combination, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)

in which all or substantially all of the then outstanding D-Wave Quantum Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) or another corporation (the “Other Corporation”) that, immediately after such D-Wave Quantum Extraordinary Transaction, owns or controls, directly or indirectly, D-Wave Quantum;

then all references herein to “D-Wave Quantum” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “D-Wave Quantum Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the D-Wave Quantum Extraordinary Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions, or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the D-Wave Quantum Extraordinary Transaction and the D-Wave Quantum Extraordinary Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including, without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4

CERTAIN RIGHTS OF D-WAVE QUANTUM AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES

4.1	Liquidation Call Right

The parties hereto hereby acknowledge the rights and obligations of D-Wave Quantum and CallCo in respect of the Exchangeable Shares as contained in Section [27.17] of the Exchangeable Share Provisions.

4.2	Redemption Call Right

The parties hereto hereby acknowledge the rights and obligations of D-Wave Quantum and CallCo in respect of the Exchangeable Shares as contained in Section [27.18] of the Exchangeable Share Provisions.

4.3	Change of Law Call Right

The parties hereto hereby acknowledge the rights and obligations of D-Wave Quantum and CallCo in respect of the Exchangeable Shares as contained in Section [27.19] of the Exchangeable Share Provisions.

4.4	Retraction Call Right

The parties hereto hereby acknowledge the rights and obligations in respect of the Exchangeable Shares contained in Section [27.6(b)] of the Exchangeable Share Provisions.

ARTICLE 5

GENERAL

5.1 Term. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than D-Wave Quantum and any of its affiliates.

5.2 Changes in Capital of D-Wave Quantum and ExchangeCo. Notwithstanding the provisions of Section 5.4, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either D-Wave Quantum Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which D-Wave Quantum Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

5.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this

Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.4 Amendments, Modifications. Subject to Section 5.2, Section 5.3 and Section 5.5, this Agreement may not be amended or modified except by an agreement in writing executed by D-Wave Quantum, CallCo and ExchangeCo and approved by the holders of the Exchangeable Shares in accordance with Section [27.10(b)] of the Exchangeable Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

5.5 Ministerial Amendments. Notwithstanding the provisions of Section 5.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all of the parties hereto if the board of directors of each of D-Wave Quantum, CallCo and ExchangeCo shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	evidencing the succession of D-Wave Quantum Successors and the covenants of and obligations assumed by each such D-Wave Quantum Successor in accordance with the provisions of Article 3;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of D-Wave Quantum, CallCo and ExchangeCo, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)

making such changes or corrections hereto which, on the advice of counsel to D-Wave Quantum, CallCo and ExchangeCo, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the boards of directors of each of D-Wave Quantum, CallCo and ExchangeCo shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

5.6 Meeting to Consider Amendments. ExchangeCo, at the request of D-Wave Quantum, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 5.4. Any such meeting or meetings shall be called and held in accordance with the articles of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

5.7 Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

5.8 Notices to Parties. Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by electronic transmission to the parties at the following address:

(a)	In the case of D-Wave Quantum, CallCo or ExchangeCo at the following address:

c/o D-Wave Systems Inc.

3033 Beta Avenue

Burnaby, BC V5G 4M9

Attention: General Counsel

E-mail: legal@dwavesys.com

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Adam M. Givertz

Ian M. Hazlett

E-mail: agivertz@paulweiss.com

    ihazlett@paulweiss.com

Blake, Cassels & Graydon LLP

Suite 2600, 595 Burrard Street

Vancouver, B.C. V7X 1L3

Attention: Steven McKoen, Q.C.

E-mail: steven.mckoen@blakes.com

and such notice or other communication shall be deemed to have been given and received (x) if delivered on a Business Day prior to 5:00 p.m. (local time in the place where the notice or other communication is received), on the date of delivery, or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

5.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Each party agrees that this Agreement may be delivered by electronic means and that electronic signatures shall be binding in the same manner as original signatures.

5.10 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matter arising hereunder or related hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

D-WAVE QUANTUM INC.

By:
Name:
Title:

DWSI CANADA HOLDINGS ULC

By:
Name:
Title:

D-WAVE QUANTUM TECHNOLOGIES INC.

By:
Name:
Title: